2015 Earnings Presentation February 29, 2016 Exhibit 99.2

Forward-Looking Statements

Certain statements in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “targets,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in the appendix and in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our other filings with the SEC.

GAAP Financials

($ in millions, except per share amounts)

	FY 2015	FY 2014	Q4 2015	Q3 2015	Q4 2014
Income Statement					
Total revenues	$ 1,274.3	$ 1,487.2	$ 331.6	$ 219.4	$ 317.5
Total expenses	(1,711.8)	(1,625.0)	(548.3)	(364.1)	(429.9)
Other gains	33.1	18.5	8.5	13.2	3.3
Income tax (expense) benefit	141.2	9.0	91.1	54.6	65.1
Net loss	$ (263.2)	$ (110.3)	$ (117.1)	$ (76.9)	$ (44.0)
Net loss per share	$ (7.00)	$ (2.93)	$ (3.16)	$ (2.04)	$ (1.17)

	As of 12/31/2015	As of 9/30/2015	As of 12/31/2014
Balance Sheet			
Total Assets	$ 18,591.5	$ 18,776.3	$ 18,949.6
Total Liabilities	17,786.8	17,831.2	17,872.9
Equity	804.7	945.1	1,076.7

Walter INVESTMENT MANAGEMENT CORP.

2

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

2015 - 2016 Sector Review Valuations under pressure across the sector Regulatory uncertainty/change Cost pressure - compliance/risk driving earnings power concerns Rate volatility Businesses begin to reposition to address changes in operating environment 2015: Sector and Operational Environment was Challenging 2016: Environment Expected to Remain Challenging; Transition Underway to More Stability Believe the pace of regulatory change is moderating Operational plans continue to adapt to evolving environment Market pricing beginning to reflect shift in costs Environment provides significant barriers to entry Scale, compliance, efficiency key to success Expect continued consolidation within sector Non-bank entities poised to increase market share as banks continue to focus on "core clients"

Strategy Overview Organization & Efficiency Capital Allocation & Balance Sheet Intense focus on capital allocation/cash flow Execute on debt reduction plan, targeting improvement in our leverage ratio to 3.4X to 3.6X by the end of the year Flow and/or opportunistic MSR sales, principally with servicing retained Sale of Insurance business Excess cash flows Increase mix of sub-servicing business, limiting capital deployed to sustain portfolio Stakeholder focused organization Substantial shareholder representation on the Board Drive high performing culture throughout organization Process accelerated with Ditech merger Project underway to drive efficiencies across the platform Identifying significant opportunities Business process re-engineering and technology driven Expense Revenue Customer experience WAC is accelerating the transition of the business and implementing plan to address the operating environment and drive value for stakeholders

2015 in Review and Recent Developments


ORIGINATIONS
SERVICING
REVERSE

2015 Accomplishments

- Generated Adjusted Earnings of $1.98 per share, after tax
- Consolidated forward servicing and originations businesses under the Ditech brand
- Prepaid ~$86 MN in par value of debt
- Generated AEBITDA of $549.7 MN, 69% from the Servicing segment
- Originations business generated $157.6 MN of AEBITDA, ~29% of total AEBITDA
- Implemented efficiency initiatives which resulted in significant cost savings

Recent Developments

- Acquiring certain assets of RCS, increasing sub-servicing by ~$10.0 BN
- Agreed to acquire MSRs relating to $3.6 BN UPB of GSE mortgage loans
- Agreements for sale of our Insurance business are in advanced negotiations
- WCO pursuing opportunities to generate additional capital/acquire assets and increase leverage on existing book

Walter INVESTMENT MANAGEMENT CORP.

5

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Performance Against Previously Disclosed 2015 Select Targets UPB Portfolio Growth AEBITDA Margin (bps) Servicing Reverse Mortgage Originations Average Servicing UPB Funded UPB (excluding tails) Consumer Lending Funded UPB ($BNs) Direct Margin (bps) Correspondent Lending Funded UPB ($BNs) Direct Margin (bps) Metric Target (1) 2015 Result (1) As presented in the Q4 2014 earnings presentation. (2) As presented in the Q3 2015 earnings presentation. (3) As presented in the Q2 2015 earnings presentation. (4) Calculated using an average of the previous 5 quarters. 10%+ 14 - 18 bps 4% 16 bps $5 - $10 BN 80 - 120 bps $15 - $18 BN 10 - 20 bps $7.3 BN 192 bps $17.8 BN 40 bps ~$20 BN(4) $1.0 - $1.5 BN $19.2 BN(4) $1.0 BN Final Target ~4%(2) - - 140 - 190 bps(3) - 25 - 35 bps(3) - -

2015 Review Serviced UPB grew 4% to $246.6 BN as compared to 2014 Ranked nationally as the 8th largest servicer(1) Added $46.4 BN of UPB to serviced portfolio Servicing delivered 16 bps of AEBITDA margin and 4 bps of Adjusted Earnings margin Disappearance rate net of recapture of 14.2% for the year Full year results consist of ($269.8 MN) of pre-tax loss, $109.8 MN of Adjusted Earnings and $380.3 MN AEBITDA Funded volumes grew 36% to $25.1 BN as compared to 2014 Ranked nationally as the 14th largest originator(1) Direct margin of 192 bps in the Consumer Lending channel and 40 bps in the Correspondent Lending channel Recapture rate of 25% for the year Generated $123.5 MN of pre-tax income, $140.4 MN of Adjusted Earnings and $157.6 MN of AEBITDA Serviced UPB grew 11% to $20.1 BN as compared to 2014 Reverse Mortgage ranked nationally as the 3rd largest issuer of HMBS(2) Finished the year with a pre-tax loss of ($112.3 MN), an Adjusted Loss of ($8.0 MN) and AEBITDA of ($3.1 MN) Servicing Originations Reverse Increased legal, regulatory and compliance costs Advance costs, including both provisions and carrying costs, were lower as compared to the prior year, but higher than 2015 expectations Higher than planned expense, including MSR amortization, on legacy servicing book 2015 Key Operating Challenges (1) Source: Inside Mortgage Finance (2) Source: New View Advisors HMBS Issuer Rankings published January 5, 2016.

Q4 2015 Results by Segment

Servicing

- Pre-tax loss of ($148.6 MN)
- $90.4 MN of AEBITDA; $18.7 MN of Adjusted Earnings
- Disappearance rate of 13.3% net of recapture
- 15 bps of AEBITDA margin and 3 bps of Adjusted Earnings margin
- Completed the issuance of $500 MN of agency servicer advance term notes
- Portfolio additions of $10.0 BN of UPB through a combination of MSR acquisitions, sub-servicing arrangements, originated MSR and flow arrangements/co-issue relationships

Originations

- Pre-tax income of $12.3 MN
- $20.5 MN of AEBITDA; $17.0 MN of Adjusted Earnings
- Funded volumes of $5.6 BN
- Generated a combined direct margin of 63 bps
- Recapture rate of 23% for Q4 2015; originated approximately 8,400 HARP loans
- As of December 31, 2015 there were approximately 480,000 "in-the-money"[1] accounts

Reverse Mortgage

- Pre-tax loss of ($30.5 MN)
- ($9.0 MN) of AEBITDA; ($10.2 MN) of Adjusted Loss
- Losses principally driven by elevated levels of curtailment related to regulatory developments
- Issued $220.8 MN of securitizations
- Unfunded IDL tails at December 31, 2015: $376 MN eligible for draw immediately; $476 MN scheduled to become eligible for draw over next 12 months[3]

[1] "In-the-money" refers to those accounts which would receive a reduction in monthly mortgage payment amount of at least $70 should they take advantage of a mortgage refinance opportunity, based on assumed mortgage terms and excluding refinancing costs and fees. In-the-money borrowers may not benefit economically from a loan modification and, for that or other reasons, may be unwilling to modify their loans. Interest rates are a significant factor in determining which accounts are "in-the-money", so changes in interest rates (and other factors) may cause the number of such accounts to vary from time to time.
[2] Source: New View Advisors HMBS Issuer Rankings published January 5, 2016.
[3] Assumes the loans remain performing.

Walter INVESTMENT MANAGEMENT CORP.

8

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

(1) These are select targets we have used to develop our 2016 business plan. These targets may change based on market conditions, our future earnings, our ability to achieve certain strategic initiatives, and other factors, and do not represent all of the factors affecting our results of operations. These are not projections, are forward-looking statements, and actual results may differ materially from these targets. 2016 Capital Structure Targets(1) Targeting improvement in corporate debt / AEBITDA ratio to 3.4X - 3.6X at year-end Proceeds from Planned MSR Sales Excess Cash Generated Proceeds from Planned Sale of Insurance Business Debt Reduction

Transition towards an increased mix of sub-servicing business AEBITDA margin targeted in the range of 11 - 15 bps in 2016 Adjusted Earnings margin targeted in the range of 3 - 5 bps in 2016 Above ranges are net of corporate allocations of approximately 1.5 bps Reduced requirements for capital to grow serviced UPB Average UPB targeted to remain consistent with 2015 ending levels principally through growth in sub-servicing Adjusted Earnings targeted to be positive Consumer Lending Targeting volumes of $6 - $9 BN UPB at 200 - 250 bps direct margin Correspondent Lending Targeting volumes of $14 - $18 BN UPB at 25 - 35 bps direct margin Indirect costs targeted to be approximately $50 - $60 MN for the year including corporate allocations Servicing Originations Reverse Mortgage (1) These are select targets we have used to develop our 2016 business plan. These targets do not represent all of the factors affecting our results of operations, including expenses, fair value adjustments, legal and regulatory matters, etc. These are not projections, are forward-looking statements, and actual results may differ materially from these targets. 2016 Select Targets(1)

Key Takeaways Market uncertainties driving depressed valuation Stock trading at significant discount to book value Accelerating plan designed to improve valuation Substantial shareholder representation on the Board Valuation Operating Initiatives Market Opportunities Low rate environment favorable to Originations business Consolidation in servicing sector expected to continue Market pricing beginning to reflect shift in costs Strong relationships with counterparties drive opportunity Non-bank market share gains; banks are focused on "core customers" Identifying significant opportunities to drive efficiencies Drive efficiencies through process re-engineering and technology Significant attention on enhancing the Ditech brand and customer experience Maximize retention opportunity Balance Sheet Initiatives Intense focus on capital allocation and cash flow Targeted reduction of leverage Planned sale of Insurance business UPB additions targeted through sub-servicing agreements requiring limited capital outlay

Appendix: Supplemental Information & Reconciliations

Use of Non-GAAP Measures and Definitions Generally Accepted Accounting Principles ("GAAP") is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided the following non-GAAP financial measures in this presentation: Adjusted Earnings, Adjusted EBITDA and Funds Generated in Period. See the definitions below for a description of how these items are presented and see the Non-GAAP Reconciliations for a reconciliation of these measures to the most directly comparable GAAP financial measures. Management considers Adjusted Earnings (Loss), Adjusted EBITDA and Funds Generated in Period, each of which is a non-GAAP financial measure, to be important in the evaluation of our business segments and of the Company as a whole, as well as for allocating capital resources to our segments. Adjusted Earnings (Loss), Adjusted EBITDA and Funds Generated in Period are supplemental metrics utilized by management to assess the underlying key drivers and operational performance of the continuing operations of the business. In addition, analysts, investors, and creditors may use these measures when analyzing our operating performance. Adjusted Earnings (Loss), Adjusted EBITDA and Funds Generated in Period are not presentations made in accordance with GAAP and our use of these measures and terms may vary from other companies in our industry. These non-GAAP financial measures should not be considered as alternatives to (1) net income (loss) or any other performance measures determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. These measures have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP. Because of these limitations, these measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted Earnings (Loss) and Adjusted EBITDA only as supplements. Users of our financial statements are cautioned not to place undue reliance on Adjusted Earnings (Loss) and Adjusted EBITDA. Adjusted Earnings (Loss) is defined as income (loss) before income taxes plus changes in fair value due to changes in valuation inputs and other assumptions; certain depreciation and amortization costs related to the increased basis in assets (including servicing rights and sub-servicing contracts) acquired within business combination transactions (or step-up depreciation and amortization); goodwill impairment, if any; the provision for curtailment expense, net of expected third-party recoveries; share-based compensation expense; non-cash interest expense; restructuring costs; estimated settlements and costs for certain legal and regulatory matters; fair value to cash adjustments for reverse loans; and select other cash and non-cash adjustments primarily including certain non-recurring costs; severance; gain or loss on extinguishment of debt; the net impact of the Non-Residual Trusts; and transaction and integration costs. Adjusted Earnings (Loss) excludes unrealized changes in fair value of MSRs that are based on projections of expected future cash flows and prepayments. Adjusted Earnings (Loss) includes both cash and non-cash gains from mortgage loan origination activities. Non-cash gains are net of non-cash charges or reserves provided. Adjusted Earnings (Loss) includes cash generated from reverse mortgage origination activities. Adjusted Earnings (Loss) may from time to time also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors with a supplemental means of evaluating our operating performance. Adjusted EBITDA eliminates the effects of financing, income taxes and depreciation and amortization. Adjusted EBITDA is defined as income (loss) before income taxes; amortization of servicing rights and other fair value adjustments; interest expense on corporate debt; depreciation and amortization; goodwill impairment, if any; the provision for curtailment expense, net of expected third-party recoveries; share-based compensation expense; restructuring costs; estimated settlements and costs for certain legal and regulatory matters; fair value to cash adjustments for reverse loans; and select other cash and non-cash adjustments primarily certain non-recurring costs; the net provision for the repurchase of loans sold; non-cash interest income; severance; gain or loss on extinguishment of debt; interest income on unrestricted cash and cash equivalents; the net impact of the Non-Residual Trusts; the provision for loan losses; Residual Trust cash flows; transaction and integration costs; and servicing fee economics. Adjusted EBITDA includes both cash and non-cash gains from mortgage loan origination activities. Adjusted EBITDA excludes the impact of fair value option accounting on certain assets and liabilities and includes cash generated from reverse mortgage origination activities. Adjusted EBITDA may also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors a supplemental means of evaluating our operating performance. Funds Generated in Period is calculated as Adjusted EBITDA, as described above, less capital expenditures, cash paid for corporate debt interest expense and income taxes. Management believes Funds Generated in Period is useful as a supplemental indicator of the cash capable of being generated by the business during the relevant period and for that purpose considers the values of the OMSRs created during the period as equivalent to cash on the assumption that such OMSRs could have been sold during the period for cash equivalent to their fair value reflected in our books. There can be no assurance that the OMSRs could have been sold during the period for cash equivalent to their fair value reflected in our books. Funds Generated in Period does not represent cash flow or cash available for investment. Amounts or metrics that relate to future earnings projections are forward-looking and subject to significant business, economic, regulatory and competitive uncertainties, many of which are beyond the control of Walter Investment and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. Nothing in this presentation should be regarded as a representation by any person that any target will be achieved and the Company undertakes no duty to update any target. Please refer to the introductory slides of this presentation, as well as additional disclosures in this Appendix and in our Annual Report on Form 10-K for the year ended December 31, 2015 and our other filings with the SEC, for important information regarding forward looking statements and the use and limitations of non-GAAP financial measures. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of any forward-looking financial measures presented herein.

Forward-Looking Statements Certain statements in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “targets,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described below and in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our other filings with the SEC. In particular (but not by way of limitation), the following important factors, risks and uncertainties could affect our future results, performance and achievements and could cause actual results, performance and achievements to differ materially from those expressed in the forward-looking statements: our ability to operate our business in compliance with existing and future rules and regulations affecting our business, including those relating to the origination and servicing of residential loans, the management of third-party assets and the insurance industry (including lender-placed insurance), and changes to, and/or more stringent enforcement of, such rules and regulations; increased scrutiny and potential enforcement actions by federal and state authorities; the substantial resources (including senior management time and attention) we devote to, and the significant compliance costs we incur in connection with, regulatory compliance and regulatory examinations and inquiries, and any consumer redress, fines, penalties or similar payments we make in connection with resolving such matters; uncertainties relating to interest curtailment obligations and any related financial and litigation exposure (including exposure relating to false claims); potential costs and uncertainties, including the effect on future revenues, associated with and arising from litigation, regulatory investigations and other legal proceedings; our dependence on U.S. government-sponsored entities (especially Fannie Mae) and agencies and their residential loan programs and our ability to maintain relationships with, and remain qualified to participate in programs sponsored by, such entities, our ability to satisfy various existing or future GSE, agency and other capital, net worth, liquidity and other financial requirements applicable to our business, and our ability to remain qualified as a GSE approved seller, servicer or component servicer, including the ability to continue to comply with the GSEs’ respective residential loan and selling and servicing guides; uncertainties relating to the status and future role of GSEs, and the effects of any changes to the origination and/or servicing requirements of the GSEs or various regulatory authorities or the servicing compensation structure for mortgage servicers pursuant to programs of GSEs or various regulatory authorities; our ability to maintain our loan servicing, loan origination, insurance agency or collection agency licenses, or any other licenses necessary to operate our businesses, or changes to, or our ability to comply with, our licensing requirements; our ability to comply with the servicing standards required by the National Mortgage Settlement; our ability to comply with the terms of the stipulated order resolving allegations arising from an FTC and CFPB investigation of Ditech Financial; operational risks inherent in the mortgage servicing and mortgage origination businesses, including reputational risk; risks related to our substantial levels of indebtedness, including our ability to comply with covenants contained in our debt agreements, generate sufficient cash to service such indebtedness and refinance such indebtedness on favorable terms, as well as our ability to incur substantially more debt; our ability to renew advance facilities or warehouse facilities and maintain borrowing capacity under such facilities; our ability to maintain or grow our servicing business and our residential loan originations business; our ability to achieve our strategic initiatives, particularly our ability to: execute and complete balance sheet management activities; complete the sale of our insurance business; make arrangements with potential capital partners; complete sales of assets to, and enter into other arrangements with, WCO; increase the mix of our fee-for-service business; reduce our debt; and develop new business, including acquisitions of MSRs or entering into new subservicing arrangements; changes in prepayment rates and delinquency rates on the loans we service or sub-service;

Forward-Looking Statements the ability of our clients and credit owners to transfer or otherwise terminate our servicing or sub-servicing rights; a downgrade of, or other adverse change relating to, our servicer ratings or credit ratings; our ability to collect reimbursements for servicing advances and earn and timely receive incentive payments and ancillary fees on our servicing portfolio; our ability to collect indemnification payments and enforce repurchase obligations relating to mortgage loans we purchase from our correspondent clients and our ability to collect in a timely manner indemnification payments relating to servicing rights we purchase from prior servicers; local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends in particular, including the volume and pricing of home sales and uncertainty regarding the levels of mortgage originations and prepayments; uncertainty as to the volume of originations activity we will benefit from prior to, and following, the expiration of HARP, which is scheduled to occur on December 31, 2016, including uncertainty as to the number of "in-the-money" accounts we may be able to refinance; risks associated with the origination, securitization and servicing of reverse mortgages, including changes to reverse mortgage programs operated by FHA, HUD or Ginnie Mae, our ability to accurately estimate interest curtailment liabilities, continued demand for HECM loans and other reverse mortgages, our ability to fund HECM repurchase obligations, our ability to fund principal additions on our HECM loans, and our ability to securitize our HECM loans and tails; our ability to realize all anticipated benefits of past, pending or potential future acquisitions or joint venture investments; the effects of competition on our existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation; changes in interest rates and the effectiveness of any hedge we may employ against such changes; risks and potential costs associated with technology and cybersecurity, including: the risks of technology failures and of cyber-attacks against us or our vendors; our ability to adequately respond to actual or alleged cyber-attacks; and our ability to implement adequate internal security measures and protect confidential borrower information; risks and potential costs associated with the implementation of new technology such as MSP, the use of new vendors or the transfer of our servers or other infrastructure to new data center facilities; our ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions; uncertainties regarding impairment charges relating to our goodwill or other intangible assets; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; our ability to manage conflicts of interest relating to our investment in WCO and maintain our relationship with WCO; and risks related to our relationship with Walter Energy and uncertainties arising from or relating to its bankruptcy filings, including potential liability for any taxes, interest and/or penalties owed by the Walter Energy consolidated group for the full or partial tax years during which certain of the Company's former subsidiaries were part of such consolidated group and certain other tax risks allocated to us in connection with our spin-off from Walter Energy. All of the above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors, risks and uncertainties emerge from time to time, and it is not possible for our management to predict all such factors, risks and uncertainties. Although we believe that the assumptions underlying the forward-looking statements (including those relating to our outlook) contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws. In addition, this presentation may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets.

Servicing Segment

Servicing Key Metrics

$ in millions

	FY 2015	FY 2014	Q4 2015	Q3 2015	Q4 2014
Servicing fees	$ 704.0	$ 672.2	$ 179.2	$ 178.7	$ 166.8
Incentive and performance fees	94.8	135.9	23.9	19.4	31.5
Ancillary and other fees	98.2	84.6	28.4	22.7	21.5
Servicing revenue and fees	$ 897.0	$ 892.7	$ 231.5	$ 220.8	$ 219.8
Amortization of servicing rights	(24.8)	(40.4)	(5.7)	(6.2)	(11.0)
Other changes in fair value of servicing rights	(244.7)	(149.0)	(65.2)	(66.7)	(41.4)
Changes in valuation inputs of servicing rights	(157.3)	(124.5)	16.2	(158.3)	(50.1)
Changes in fair value of servicing rights related liabilities	(7.7)	(2.8)	(0.7)	0.5	(0.1)
Net servicing revenue and fees	$ 462.5	$ 576.0	$ 176.1	$ (9.9)	$ 117.2
AEBITDA/average UPB	16 bps	18 bps	15 bps	15 bps	12 bps
Adjusted Earnings/average UPB	4 bps	10 bps	3 bps	2 bps	4 bps
Serviced UPB (in billions)	$ 246.6	$ 238.1	$ 246.6	$ 245.6	$ 238.1
Serviced units (in millions)	2.1	2.2	2.1	2.1	2.2
Adjusted average UPB serviced (in billions)(1)	$ 244.7	$ 236.6	$ 249.1	$ 245.5	$ 238.8
Disappearance Rate(2)	14.2%	13.5%	13.3%	14.4%	12.8%

(1) Adjusted average UPB serviced and AEBITDA for 2014 include adjustments related to servicing fee economics to reflect MSR acquisitions closed during certain quarters as though they were closed at the beginning of the quarter as economics (cash flows) were actually recorded for the full quarter.

(2) The quarterly and annual portfolio disappearance rates are the weighted averages of the disappearance rates for each month in such quarter or annual period. The monthly disappearance rate is the annualized exponential rate of dividing the aggregate dollar amount of contractual payments, voluntary prepayments and defaults attributable to mortgage loans in the mortgage loan servicing portfolio during such month by the sum of the unpaid principal balance of the loans in the mortgage loan servicing portfolio at the beginning of such month plus the unpaid principal balance of any mortgage loans added to such portfolio during such month.

Walter INVESTMENT MANAGEMENT CORP.

16

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Originations Segment

Originations Data by Channel

$ in billions

Pull-Through Adjusted Locked Volume

	FY 2015	FY 2014	Q4 2015	Q3 2015	Q4 2014
Consumer Lending	$ 7.5	$ 8.3	$ 1.9	$ 1.8	$ 1.7
Correspondent Lending	17.6	11.0	3.6	4.5	3.4
	$ 25.1	$ 19.3	$ 5.5	$ 6.3	$ 5.1

Funded Volume

	FY 2015	FY 2014	Q4 2015	Q3 2015	Q4 2014
Consumer Lending	$ 7.3	$ 8.2	$ 1.7	$ 1.8	$ 1.6
Correspondent Lending	17.8	10.3	3.9	5.1	3.4
	$ 25.1	$ 18.5	$ 5.6	$ 6.9	$ 5.0

	FY 2015	FY 2014	Q4 2015	Q3 2015	Q4 2014
Recapture Rate[1]	25%	37%	23%	22%	28%

[1] Recapture rate represents the percent of voluntary UPB payoffs during the period refinanced in to new loans by Ditech. This metric excludes payoffs on non-marketable portfolios (e.g. sub-serviced), payoffs under $20K UPB, or payoffs prior to 60 days after boarding.

Consumer Lending Origination Economics

bps	FY 2015	FY 2014	Q4 2015	Q3 2015	Q4 2014
Gain on Sale[2]	450	495	363	462	416
Fee Income[3]	33	10	46	46	—
Direct Expenses[3]	(291)	(260)	(312)	(288)	(302)
Direct Margin	192	245	97	220	114

Correspondent Lending Origination Economics

bps	FY 2015	FY 2014	Q4 2015	Q3 2015	Q4 2014
Gain on Sale[2]	63	46	57	75	41
Fee Income[3]	11	11	12	11	10
Direct Expenses[3]	(34)	(45)	(36)	(34)	(41)
Direct Margin	40	12	33	52	10

[2] Calculated on pull-through adjusted locked volume.
[3] Calculated on funded volume.

Q4 2015 Margin Detail (bps)

(bps)	Gross Margin & Fee Income	Direct Cost[4]	Direct Margin	Funded Volume (in BNs)
Consumer Lending	**409**	**(312)**	**97**	**$ 1.7**
Retention	410	(259)	151	$ 1.4
Retail	354	(619)	(265)	$ 0.2
Consumer Direct	430	(534)	(104)	$ 0.1
Correspondent Lending	**69**	**(36)**	**33**	**$ 3.9**

[4] Includes intersegment retention expense, interest expense, direct compensation, direct benefits and direct general and administrative expenses.

Direct Margin Detail ($)

($MNs)	Q4 2015	FY 2015
Consumer Lending	**$ 23.4**	**$ 146.9**
Retention	25.7	168.5
Retail	(4.0)	(10.9)
Consumer Direct	1.7	(10.7)
Correspondent Lending	**11.4**	**70.2**

Walter INVESTMENT MANAGEMENT CORP.

17

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.

Reverse Mortgage Segment $ in millions (1) Representative of servicing fee for on-balance sheet residential loans serviced. (2) Cash generated by origination, purchase and securitization of HECM loans. (3) Funded volumes exclude funded tail volumes.   Reverse Mortgage Key Metrics FY 2015 FY 2015 FY 2014 FY 2014 Q4 2015 Q4 2015 Q3 2015 Q3 2015 Q4 2014 Q4 2014 Interest income $ 435.6 $ 398.9 $ 109.6 $ 110.3 $ 103.6 Interest expense (403.8) (372.3) (102.6) (102.1) (96.1) Net interest margin(1) $ 31.8 $ 26.6 $ 7.0 $ 8.2 $ 7.5 Blended cash generated(2) 68.8 58.8 11.0 17.0 14.7 Fair value of loans and HMBS obligations (2.3) 24.6 (9.9) 27.4 18.3 Fair value $ 98.3 $ 110.0 $ 8.1 $ 52.6 $ 40.5 Net servicing revenues and fees 42.6 35.4 8.1 11.2 9.8 Other 6.7 11.8 2.0 1.6 2.8 Total revenue $ 147.6 $ 157.2 $ 18.2 $ 65.4 $ 53.1 Funded volume(3) $ 984 MN $ 1,139 MN $ 93 MN $ 217 MN $ 356 MN Securitized volume $ 1,466 MN $ 1,480 MN $ 221 MN $ 390 MN $ 416 MN Serviced UPB (in billions) $ 20.1 $ 18.0 $ 20.1 $ 19.8 $ 18.0 Serviced units 121,233 110,498 121,233 120,888 110,498 $ in millions

Securitized Reverse Mortgages and VIEs(1) $ in millions Reverse Mortgage - Securitized Portfolio Assets $ 10,578.5 Liabilities $ 10,647.4 $ (68.9) Residual Trusts Assets $ 523.3 Liabilities $ 471.4 $ 51.9 Non-Residual Trusts Assets $ 554.5 Liabilities $ 582.3 $ (27.8) Servicer and Protective Advance Financing Facilities Assets $ 1,173.4 Liabilities $ 994.1 $ 179.3 Ø Net fair value liability of $68.9 MN in Reverse Mortgage should be positive to tangible net worth over time Ø $51.9 MN of residual interest in legacy Walter Investment portfolio Ø Net fair value liability of $27.8 MN associated with mandatory clean-up call obligation in Non-Residual Trusts Ø $179.3 MN of equity in servicer advance trusts (1) Above presentation excludes impact of overall Walter tax positions. Net equity of $134.5 MN is embedded in securitized reverse mortgages and VIEs.

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA $ in millions For the Three Months Ended For the Three Months Ended For the Year Ended For the Year Ended For the Three Months Ended For the Three Months Ended For the Year Ended For the Year Ended December 31, 2015 December 31, 2015 December 31, 2015 December 31, 2015 December 31, 2014 December 31, 2014 December 31, 2014 December 31, 2014 Loss before income taxes $ (208.2) $ (404.4) $ (109.1) $ (119.3) Add/(Subtract): Goodwill impairment 151.0 207.6 — 82.3 Amortization of servicing rights and other fair value adjustments 51.3 408.8 97.0 306.9 Interest expense 37.2 157.8 38.2 155.0 Depreciation and amortization 15.8 69.1 17.8 72.7 Share-based compensation expense 6.6 20.9 3.0 14.5 Fair value to cash adjustment for reverse loans 9.9 2.3 (18.3) (24.6) Curtailment expense 7.4 30.4 — 1.4 Legal and regulatory matters 18.8 26.0 50.4 100.8 Restructuring costs 3.0 11.6 1.7 4.5 Other 8.4 19.6 4.3 10.0 Sub-total 309.4 954.1 194.1 723.5 Adjusted EBITDA $ 101.2 $ 549.7 $ 85.0 $ 604.2

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted Earnings ($ in millions, except per share amounts) For the Three Months Ended For the Three Months Ended For the Year Ended For the Year Ended For the Three Months Ended For the Three Months Ended For the Year Ended For the Year Ended December 31, 2015 December 31, 2015 December 31, 2015 December 31, 2015 December 31, 2014 December 31, 2014 December 31, 2014 December 31, 2014 Loss before income taxes $ (208.2) $ (404.4) $ (109.1) $ (119.3) Add/(Subtract): Goodwill impairment 151.0 207.6 — 82.3 Changes in fair value due to changes in valuation inputs and other assumptions (20.1) 137.2 44.1 114.8 Step-up depreciation and amortization 8.6 40.3 10.1 43.6 Step-up amortization of sub-servicing rights 4.4 19.0 9.3 33.3 Non-cash interest expense 2.6 12.1 1.5 12.1 Share-based compensation expense 6.6 20.9 3.0 14.5 Fair value to cash adjustment for reverse loans 9.9 2.3 (18.3) (24.6) Curtailment expense 7.4 30.4 — 1.4 Legal and regulatory matters 18.8 26.0 50.4 100.8 Restructuring costs 3.0 11.6 1.7 4.5 Other 7.9 16.9 3.8 2.3 Adjusted Earnings (Loss) $ (8.1) $ 119.9 $ (3.5) $ 265.7 Adjusted Earnings (Loss) after tax (38%) $ (5.0) $ 74.3 $ (2.1) $ 162.1 Adjusted Earnings (Loss) after taxes per common and common equivalent share. $ (0.14) $ 1.98 $ (0.06) $ 4.31

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the three months ended December 31, 2015 For the three months ended December 31, 2015 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ (148.6) $ 12.3 $ (30.5) $ (41.4) $ (208.2) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 6.8 0.6 1.2 — 8.5 Step-up amortization of sub-servicing rights 4.4 — — — 4.4 Non-cash interest expense (0.2) — — 2.8 2.6 Share-based compensation expense 4.2 1.8 0.6 (0.1) 6.6 Fair value to cash adjustment for reverse loans — — 9.9 — 9.9 Changes in fair value due to changes in valuation inputs and other assumptions (20.1) — — — (20.1) Legal and regulatory matters 18.2 — 0.6 — 18.8 Goodwill impairment 151.0 — — — 151.0 Curtailment expense — — 7.4 — 7.4 Restructuring costs 0.7 1.6 0.7 — 3.0 Other 2.2 0.7 (0.1) 5.1 7.9 Total adjustments 167.2 4.7 20.3 7.8 200.1 Adjusted Earnings (Loss) 18.7 17.0 (10.2) (33.6) (8.1) ADJUSTED EBITDA Depreciation and amortization 4.3 2.2 0.7 — 7.2 Amortization of servicing rights and other fair value adjustments 66.5 — 0.5 — 67.0 Interest expense on debt 1.8 — — 32.8 34.5 Other (0.9) 1.3 — 0.2 0.6 Total adjustments 71.7 3.5 1.2 33.0 109.3 Adjusted EBITDA $ 90.4 $ 20.5 $ (9.0) $ (0.7) $ 101.2 Please note that numbers may not foot due to rounding

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the year ended December 31, 2015 For the year ended December 31, 2015 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ (269.8) $ 123.5 $ (112.3) $ (145.9) $ (404.4) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 27.7 7.4 5.2 — 40.3 Step-up amortization of sub-servicing rights 19.0 — — — 19.0 Non-cash interest expense 1.3 — — 10.8 12.1 Share-based compensation expense 12.7 5.6 2.4 0.3 20.9 Fair value to cash adjustment for reverse loans — — 2.3 — 2.3 Changes in fair value due to changes in valuation inputs and other assumptions 137.2 — — — 137.2 Legal and regulatory matters 20.4 — 5.6 — 26.0 Goodwill impairment 151.0 — 56.5 — 207.6 Curtailment expense — — 30.4 — 30.4 Restructuring costs 6.5 2.6 1.6 0.9 11.6 Other 3.8 1.3 0.3 11.5 16.9 Total adjustments 379.5 16.9 104.4 23.5 524.3 Adjusted Earnings (Loss) 109.8 140.4 (8.0) (122.4) 119.9 ADJUSTED EBITDA Depreciation and amortization 17.7 8.4 2.7 — 28.8 Amortization of servicing rights and other fair value adjustments 250.5 — 2.1 — 252.6 Interest expense on debt 8.8 — — 136.9 145.7 Other (6.6) 8.8 0.1 0.3 2.7 Total adjustments 270.5 17.2 4.9 137.3 429.9 Adjusted EBITDA $ 380.3 $ 157.6 $ (3.1) $ 14.9 $ 549.7 Please note that numbers may not foot due to rounding

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the three months ended December 31, 2014 For the three months ended December 31, 2014 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ (69.0) $ 2.0 $ (2.9) $ (39.2) $ (109.1) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 6.1 2.3 1.7 — 10.1 Step-up amortization of sub-servicing contracts 9.3 — — — 9.3 Non-cash interest expense (1.0) — — 2.6 1.5 Share-based compensation expense 2.2 0.8 0.5 (0.5) 3.0 Fair value to cash adjustments for reverse loans — — (18.3) — (18.3) Changes in fair value due to changes in valuation inputs and other assumptions 44.0 — — — 44.0 Legal and regulatory matters 30.7 0.9 18.8 — 50.4 Restructuring costs 1.7 — — — 1.7 Other — 1.1 0.6 2.2 3.9 Total adjustments 93.0 5.0 3.3 4.3 105.6 Adjusted Earnings (Loss) 24.0 7.1 0.4 (34.9) (3.5) ADJUSTED EBITDA Depreciation and amortization 5.2 1.9 0.6 — 7.7 Amortization of servicing rights and other fair value adjustments 43.0 — 0.6 — 43.6 Interest expense on debt 2.3 — — 34.4 36.7 Other (0.2) 0.6 — 0.1 0.5 Total adjustments 50.3 2.5 1.1 34.5 88.4 Adjusted EBITDA $ 74.3 $ 9.6 $ 1.5 $ (0.4) $ 85.0 Please note that numbers may not foot due to rounding

Reconciliation of GAAP Income (Loss) Before Income Taxes to Non-GAAP Adjusted EBITDA by Segment ($ in millions) For the year ended December 31, 2014 For the year ended December 31, 2014 Servicing Servicing Originations Originations Reverse Mortgage Reverse Mortgage Other Other Total Consolidated Total Consolidated Income (loss) before income taxes $ (29.3) $ 117.1 $ (101.2) $ (106.0) $ (119.3) ADJUSTED EARNINGS (LOSS) Step-up depreciation and amortization 26.6 9.9 7.1 — 43.6 Step-up amortization of sub-servicing contracts 33.3 — — — 33.3 Non-cash interest expense 2.3 — — 9.8 12.1 Share-based compensation expense 8.9 3.4 2.2 — 14.5 Fair value to cash adjustments for reverse loans — — (24.6) — (24.6) Changes in fair value due to changes in valuation inputs and other assumptions 114.8 — — — 114.8 Legal and regulatory matters 75.6 0.9 24.3 — 100.8 Goodwill impairment — — 82.3 — 82.3 Curtailment expense — — 1.5 — 1.5 Restructuring costs 1.7 2.9 — — 4.5 Other 1.0 4.0 4.5 (7.1) 2.4 Total adjustments 264.1 21.2 97.2 2.6 385.1 Adjusted Earnings (Loss) 234.8 138.3 (4.0) (103.4) 265.8 ADJUSTED EBITDA Depreciation and amortization 19.7 7.2 2.2 — 29.1 Amortization of servicing rights and other fair value adjustments 156.1 — 2.7 — 158.8 Interest expense on debt 5.0 — — 137.9 142.9 Other 8.7 (1.2) (0.1) — 7.5 Total adjustments 189.6 6.0 4.8 137.9 338.4 Adjusted EBITDA $ 424.4 $ 144.3 $ 0.8 $ 34.6 $ 604.2 Please note that numbers may not foot due to rounding

Reconciliation of Funds Generated in Period to Net Increase in Cash and Cash Equivalents

($ in millions)	For the three months ended December 31, 2015	For the year ended December 31, 2015	For the three months ended December 31, 2014	For the year ended December 31, 2014
Adjusted EBITDA	$ 101.2	$ 549.7	$ 85.0	$ 604.2
Less:				
Cash Interest Expense on Corporate Debt	(46.4)	(128.9)	(47.3)	(132.5)
Cash Taxes/Refund	1.1	1.6	1.3	5.3
Capital Expenditures	(11.0)	(27.8)	(4.2)	(21.6)
Funds Generated in Period	$ 44.9	$ 394.6	$ 34.8	$ 455.4
Investing and Financing activity and other uses of Funds Generated in Period:				
Investment in retained OMSRs[1]	(63.3)	(306.7)	(58.7)	(214.3)
Net investment in originations activity[2]	(20.3)	(10.1)	(8.1)	(14.4)
Net activity for servicing advances	(48.0)	46.7	218.8	168.2
Net investment in reverse mortgage activity	46.8	(58.1)	(7.2)	(5.8)
Proceeds from servicing rights related liabilities, net of payments	50.2	43.4	(4.6)	68.6
Acquisitions, including related transaction costs[3]	(31.4)	(273.4)	(101.2)	(549.2)
Net payments of corporate debt	(30.2)	(92.8)	(4.0)	(17.2)
Other working capital	(14.5)	139.1	(75.5)	(63.0)
Change in Cash and Cash Equivalents	$ (65.8)	$ (117.3)	$ (5.7)	$ (171.7)
Cash flows used in operating activities	(162.6)	(48.1)	(210.8)	(204.3)
Cash flows provided by (used in) investing activities	46.6	(454.9)	(310.7)	(1,244.1)
Cash flows provided by financing activities	50.2	385.7	515.8	1,276.7
Total change in cash and cash equivalents	(65.8)	(117.3)	(5.7)	(171.7)

[1] Represents originated MSRs that have been capitalized upon transfer of loans.
[2] Represents originations activity including purchases and originations of residential loans held for sale, proceeds from sale and payments on residential loans held for sale, net change in master repurchase agreements associated with residential loans held for sale and total net gains on sales of loans less gain on capitalized servicing rights.
[3] Represents payments for acquisitions of businesses net of cash acquired, acquisitions of servicing rights and transaction & integration costs incurred as a result.

Walter Investment Management Corp.
26

Please refer to the introductory slides of this presentation, as well as additional disclosures in the Appendix, our Form 10-K for the period ended December 31, 2015 and our other filings with the SEC, for important information regarding Forward-Looking Statements, Risk Factors and the use of Non-GAAP Financial Measures.